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                               KUHLMAN CORPORATION
                          AMENDED 1986 STOCK OPTION PLAN



     1. PURPOSE. The Kuhlman Corporation 1986 Stock Option Plan (the "Plan") is intended as an incentive and to encourage ownership by certain key employees of Kuhlman Corporation (the "Company") and its Subsidiaries (corporations of which a majority of the stock is owned directly or indirectly by the Company) of the Company's Common Stock (the "Stock") in order to increase their proprietary interest in the Company's success and to assure their continuation as employees.

     2. ADMINISTRATION. The Plan shall be administered by the Compensation Committee (the "Committee") consisting of not less than three directors of the Company appointed by its Board of Directors. Members of the Committee shall serve at the pleasure of, and vacancies occurring in the membership of the Committee shall be filled through appointment by, the Board of Directors. No person may be a member of the Committee if he or she has been, within one year prior to his or her appointment to the Committee, or at any time during his or her service on the Committee, allocated Stock or granted Stock options pursuant to the Plan or any other plan of the Company or any of its Subsidiaries to the extent such allocation or grant would cause such person to fail to be a "disinterested person" under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, as such Rule may be amended from time to time; provided, however, that membership on the Committee shall not affect or impair any rights of a member with respect to any Stock allocated or Stock options granted to him or her when he or she was not a member of the Committee.

     The Committee may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. The interpretation and application of the Plan or of any term or condition of an option granted under the Plan or of any rule, regulation or procedure, and any other matter relating to or necessary to the administration of the Plan, shall be determined by the Committee, and any such determination shall be final and binding upon all persons. No member of the Committee shall be liable for any action or determination made in good faith.

     3. STOCK. Shares of Stock to be optioned or issued under the Plan may be either authorized and unissued shares or issued shares which shall have been reacquired by the Company, provided that the total amount of Stock on which options may be granted or which may be issued under the Plan shall not exceed 860,625 shares. Such number of shares is subject to adjustment in accordance with the provisions of Section 6 hereof. In the event that any outstanding option or portion thereof expires or is terminated for any reason, the shares of Stock allocable to the unexercised portion of such option may again be subjected to an option and be issued under the Plan.

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     4    AWARD OF OPTIONS.  The Committee may grant options to purchase Stock to officers and other key employees of the Company or its Subsidiaries, including directors who are full time employees. The Committee shall have the discretion, in accordance with the provisions of the Plan, to determine to whom an option is granted, the number of shares of Stock optioned and the terms and conditions of the option.

     Options granted under the Plan shall be subject to and governed by the provisions of the Plan and by the terms and conditions set forth in Section 5 hereof and by such other terms and conditions, not inconsistent with the Plan, as shall be determined by the Committee or the Board of Directors.

     The date on which an option shall be granted shall be the date that the optionee, the number of shares of Stock optioned and the terms and conditions of the option are determined by the Committee, provided, however, that if an option or any term or condition of an option is rejected or not accepted by an optionee or if an option is not granted in accordance with the provisions of the Plan, such option shall be deemed to have not been granted and shall be of no effect. Each option shall be evidenced by a Stock Option Agreement in such form as the Board of Directors or the Committee may from time to time approve.

          5.   TERMS AND CONDITIONS OF OPTIONS.

          A. OPTION PRICE. In the case of each option granted under the Plan, the option price shall not be less than the Fair Market Value of the Stock on the date of grant of such option. Fair Market Value for purposes of the Plan shall be the closing price of the Stock on the New York Stock Exchange rounded, if necessary, to the next full one cent, or, if there is no such price published, then on the most recent preceding date on which such prices are published.

          B.   PERIOD OF OPTION AND WHEN EXERCISABLE.

          (i) An option granted under the Plan may not be exercised after the earlier of (a) the date specified by the Committee, which shall be a maximum of 10 years from date of grant, or (b) the applicable time limit specified in paragraph (ii) of this Section 5B. Any option not exercised within the aforementioned time periods shall automatically terminate at the expiration of such period.

          (ii) An option may be exercised by an optionee only while such optionee is in the employ of the Company or a Subsidiary or within three months thereafter; provided, however, if termination of employment results from death or total and permanent disability, such three-month period shall be extended to twelve months.

          (iii) In the event of the disability of an optionee, an option which is otherwise exercisable may be exercised by the optionee's legal representative or guardian. In the event of the death of the optionee, an option which is otherwise exercisable may be

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exercised by the person or persons whom the optionee shall have designated in writing on forms prescribed by and filed with the Committee or the Board of Directors ("Beneficiaries"), or, if no such designation has been made, by the person or persons to whom the optionee's rights shall have passed by Will or the laws of descent and distribution ("Successors"). The Committee or the Board of Directors may require an indemnity and/or such evidence or other assurances as it may deem necessary in connection with an exercise by a legal representative, guardian, Beneficiary or Successor.

          (iv) Notwithstanding anything contained herein to the contrary, if it is determined by the Board of Directors or the Committee (either before or after cessation of employment of an optionee) that fraud, dishonesty, or similar acts were committed by an optionee at any time while such optionee was in the employ of the Company or a Subsidiary, all options and all rights with respect to all options granted to such optionee shall immediately terminate and be null and void.

                    C.   EXERCISE AND PAYMENT.  Subject to the provisions of
Section 5B, an option may be exercised by notice (in the form prescribed by the Board of Directors or the Committee) to the Company specifying the number of shares to be purchased. Payment for the number of shares of Stock purchased upon the exercise of an option shall be made either (i) in United States dollars in cash, or by certified check, bank draft or money order payable to the order of the Company, or (ii) through the delivery of shares of the Stock already owned by the optionee with a value equal to the option price, or (iii) by a combination of (i) and (ii) above. The value of shares of the Stock delivered shall be the Fair Market Value of the Stock as defined in Section 5A. Notwithstanding the foregoing, the Committee may in its discretion permit the issuance of Stock upon such other plan of payment as it deems reasonable, provided that the then unpaid portion of the purchase price shall be evidenced by a promissory note at such rate of interest and upon such other terms and conditions as the Committee shall deem appropriate. In all cases where Stock is issued for less than present full payment of the purchase price, there shall be placed upon the certificate or certificates representing such Stock a legend setting forth the amount paid at issuance and the amount remaining unpaid thereon, and stating that the Stock is subject to call for the remainder and may not be transferred by the holder until the balance due thereon shall be fully paid.

                    D. NONTRANSFERABILITY. No option or any rights with respect thereto shall be subject to any debts or liabilities of an optionee, nor be assignable or transferable except by Will or the laws of descent and distribution, nor be exercisable during the optionee's lifetime other than by the optionee, nor shall Stock be issued to or in the name of one other than the optionee; provided, however, that an option may after the death or disability of an optionee be exercised pursuant to paragraph (iii) of Section 5B; and provided further that any Stock issued to an optionee hereunder may at the request of the optionee be issued in the name of the optionee and one other person, as joint tenants with right of survivorship and not as tenants in common, or in the name of a trust for the benefit of the optionee or for the benefit of the optionee and others.

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                    E.   EMPLOYMENT.  No provision of the Plan, nor any term or
condition of any option, nor any action taken by the Board of Directors, the Committee, the Company or a Subsidiary pursuant to the Plan, shall give or be construed as giving an optionee any right to be retained in the employ of the Company or of any Subsidiary, or affect or limit in any way the right of the Company or any Subsidiary to terminate the employment of any optionee.

                    6. RECAPITALIZATION. The aggregate number of shares of Stock on which options may be granted or which may be issued under the Plan, the number of shares covered by each outstanding option, and the price per share in each option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Stock of the Company resulting from a subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in such shares effected without receipt of consideration by the Company. Subject to any required action by shareholders, if a new option is substituted for the option granted hereunder, or an assumption of the option granted hereunder is made, by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the option would have been entitled.

                    7. TERM OF PLAN. No Stock option shall be granted under the Plan after October 22, 1995. Options granted prior thereto, however, may extend beyond such date and the provisions of the Plan shall continue to apply thereto.

                    8. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Stock pursuant to options granted under the Plan will be used for general corporate purposes.

                    9. NO OBLIGATION TO EXERCISE OPTION. The granting or acceptance of an option shall impose no obligation upon the optionee to exercise such an option.

                 10. RIGHTS AS A SHAREHOLDER. An optionee shall have no rights as a shareholder with respect to shares of Stock covered by an option until the date of issuance to the optionee of a certificate evidencing such shares of Stock after the exercise of such option and payment of the purchase price. No adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

                 11. AMENDMENTS. The Board of Directors of the Company may from time to time alter, amend, suspend or discontinue the Plan, except that shareholder approval is required with respect to any amendment which would (i) increase the number of shares of Stock on which options may be granted or which may be issued under the Plan, (ii) materially increase the benefits accruing to optionees under the Plan, or (iii) materially modify the provisions of the Plan relating to eligibility to be granted an option.

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                    The Plan, each option under the Plan and the grant and
exercise thereof, and the obligation of the Company to sell and issue shares under the Plan shall be subject to all applicable laws, rules, regulations and governmental and shareholder approvals, and the Board of Directors may make such amendment or modification thereto as it shall deem necessary to comply with any such laws, rules and regulations or to obtain any such approvals.

                 12. EFFECTIVENESS OF PLAN. The Plan was adopted by the Board of Directors on October 23, 1985, subject to the approval at the Company's 1986 Annual Meeting of Shareholders of the holders of a majority of the Stock entitled to vote at such meeting.

                 13. SEVERABILITY. If any provision of the Plan, or any term or condition of any option granted or Stock Option Agreement or form executed or to be executed thereunder, or any application thereof to any person or circumstances is invalid, such provision, term, condition or application shall to that extent be void (or, in the discretion of the Board of Directors, such provision, term or condition may be amended so as to avoid such invalidity or failure), and shall not affect other provisions, terms or conditions or applications thereof, and to this extent such provisions, terms and conditions are severable.

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